AMENDMENT NO. 1
                                  TO THE
                          REORGANIZATION AGREEMENT

         THIS Amendment to the REORGANIZATION AGREEMENT dated November 17, 1997 (the "Agreement") is made and entered into as of the 21st day of November, 1997, by and among SEATON GROUP, INC., a Delaware corporation ("Seaton"), UNITED INFORMATION SYSTEMS, INC., a Florida corporation ("UIS"), UIS INDUSTRIAL LTDA., a company organized under the laws of Brazil ("UIS Brazil"), and the shareholders of UIS Brazil ("UIS Brazil Shareholders") and UIS ("UIS Shareholder") whose names are set forth on Schedule A attached thereto (the UIS Shareholders and UIS Brazil Shareholders are sometimes collectively hereinafter referred to as "Shareholders"). UIS Brazil and the UIS Brazil Shareholders shall be jointly and severally liable (under United States and Brazilian laws) hereunder with respect to any representations and warranties hereunder made by UIS Brazil and the UIS Brazil Shareholders. UIS and the UIS Shareholder shall be jointly and severally liable hereunder with respect to any representations and warranties hereunder made by UIS and the UIS Shareholders.

                             W I T N E S S E T H:

         WHEREAS, UIS, UIS Brazil, the Shareholders and Seaton entered into the Agreement on November 17, 1997; and

         WHEREAS, as a condition to closing, Seaton was required to have cash on hand as of closing of not less than $2,200,000 under the terms of the Agreement (the "Funds"); and

         WHEREAS, UIS, UIS Brazil and the Shareholders wish to amend the Agreement and waive any obligation or representation made by Seaton regarding amount of Funds.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

1. The obligation of Seaton set forth in paragraphs 2.2(c) and 4.6(c) of the Agreement, is hereby waived. The undersigned certifies that aforementioned provision is being waived at the request of the UIS, UIS Brazil and the Shareholders, for the purpose of closing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

WITNESSES:                                               SEATON:

                                              SEATON GROUP, INC., a Delaware
                                              corporation

----------------------------
                                              By: /s/ Angus Hay
----------------------------                      ----------------------------
                                                   Angus Hay, President

                                                              UIS:

                                              UNITED INFORMATION SYSTEMS,
                                              INC., a Florida corporation

----------------------------
                                              By:
                                                 -----------------------------
----------------------------
                                              UIS BRAZIL:

                                              UIS INDUSTRIAL LTDA., a company
                                              organized under the laws of Brazil

----------------------------
                                              By:
                                                 ------------------------------

----------------------------

                                              SHAREHOLDERS:

----------------------------                  /s/ Carlos Maia
----------------------------                  ---------------------------------
                                              Carlos Maia

----------------------------                  /s/ Jorge Miguel Maia
----------------------------                  ---------------------------------
                                              Jorge Miguel Maia

----------------------------                  /s/ Jose Flavio Pereira de Araujo
----------------------------                  ---------------------------------
                                              Jose Flavio Pereira de Araujo

----------------------------                  /s/ Maria Rosilene S. de Oliveira
----------------------------                  ---------------------------------
                                              Maria Rosilene S. de Oliveira

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


                         SHAREHOLDERS SIGNATURES (con't.)

WITNESSES:                                    SHAREHOLDERS:

                                              /s/  William Cuervo
----------------------------                  ---------------------------------
                                              William Cuervo
----------------------------

                                              /s/ Odilon Velho
----------------------------                  ---------------------------------
                                              Odilon Velho
----------------------------

                                              /s/ Saul Maia
----------------------------                  ---------------------------------
                                              Saul Maia
----------------------------

                                              /s/ William Klein
----------------------------                  ---------------------------------
                                              William Klein
----------------------------


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